UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 12/5/2022

KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street	Jasper,	Indiana	47546-2256
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code  (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.05 per share	KBAL	The	NASDAQ	Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
On November 10, 2022, Kimball International, Inc. (the “Company”) adopted a repurchase plan (the “Repurchase Plan”) under Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company implemented the Repurchase Plan in connection with its previously announced stock repurchase program. The program allows for the repurchase of up to four million shares of the Company’s common stock and will remain in effect until all shares authorized have been repurchased. As of December 5, 2022, approximately 1.6 million shares of the Company’s common stock remain available under the repurchase program. The Repurchase Plan commences on December 7, 2022 and terminates on February 1, 2023.

Rule 10b5-1 permits corporate officers, directors, and companies to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Using these plans, insiders may spread stock trades over a period regardless of any material, non-public information they may receive after adopting their plans. In accordance with Rule 10b5-1, the Company will have no discretion over the repurchase of shares of common stock under the repurchase plan. Rule 10b-18 provides a company with a non-exclusive safe harbor from liability under certain market manipulation rules when repurchases of the Company’s common stock in the market are made under the rule’s conditions. In accordance with Rule 10b-18, the Company will fulfill the required manner, timing, price, and volume conditions under the repurchase plan.

Although the Company adopted the Repurchase Plan, the Company may make discretionary repurchases in the open market or in privately negotiated transactions from time to time. The timing, manner, price and amount of any such repurchases will be determined by the Company at its discretion and will depend upon a variety of factors including economic and market conditions, price, applicable legal requirements and other factors.

Information regarding stock repurchases will be available in the Company’s periodic reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission as required by the applicable rules of the Exchange Act.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
104	Cover Page interactive data file (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Mark W. Johnson
MARK W. JOHNSON Chief Legal Officer and Corporate Secretary
Date: December 5, 2022

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